Exhibit 10.21

AMENDMENT TO TIME BROKERAGE AGREEMENT

This Amendment to Time Brokerage Agreement, dated as of July 17, 2006, is by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”).

WHEREAS, SJL Communications, L.P. (“SJL”) and NV Acquisition Co. (“NV”) entered into a Time Brokerage Agreement dated as of April 1, 1996 (the “TBA”) whereby SJL agreed to purchase from NV, and NV agreed to sell to SJL, one hundred and sixty-two (162) hours per week of broadcast time on television broadcast station WFXP, Erie, Pennsylvania subject to the terms and conditions of the TBA;

WHEREAS, the TBA was amended on April 30, 1996, August 16, 1996 and July 31, 1998, and all references herein to the TBA refer to the TBA as amended by those amendments, as appropriate;

WHEREAS, SJL assigned its interest in and obligations under the TBA (the “Broker Interest”) to SJL of California, L.P., which assigned the Broker Interest to SJL of Pennsylvania, Inc., which further assigned the Broker Interest to Nexstar Broadcasting of Erie, L.P., which assigned the Broker Interest to Nexstar Broadcasting of Erie, L.L.C., which ultimately assigned the Broker Interest to Nexstar;

WHEREAS, pursuant to a Purchase Agreement dated as of July 31, 1998 by and between NV and Bastet Broadcasting, Inc. (“Bastet”), effective November 30, 1998, NV sold the assets of WFXP, including its interest in and obligations under the TBA, to Bastet;

WHEREAS, pursuant to an Agreement and Plan of Merger, on September 30, 2002, Bastet merged with and into Mission, with Mission as the surviving company;

WHEREAS, the Term of the TBA currently will expire on August 16, 2006 and the parties desire to extend the TBA beyond such date; and

WHEREAS, Nexstar and Mission now desire to further amend the TBA on the terms set forth herein;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

1. Paragraph 1.2 of the TBA (“Term”) is hereby deleted in its entirety and replaced with the following:  Term. “Unless earlier terminated in accordance with the express provisions of this Agreement, this Agreement shall continue in full force and effect until August 16, 2011.  In addition, Time Broker shall have the option to further extend this Agreement until August 16, 2016 by providing written notice to Licensee at any time prior to May 15, 2016.”

2. The TBA, as so amended, is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

3. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Amendment to Time Brokerage Agreement as of the date first written above.

NEXSTAR BROADCASTING, INC.

By:/s/ Shirley Green
Shirley Green
Vice President

MISSION BROADCASTING, INC.

By: /s/ Dennis Thatcher
Dennis Thatcher
Chief Operating Officer